Exhibit 10(ix)

                                      LEASE

         THIS LEASE, made and entered into this 31st day of July, 1997, by and between STANLEY AVENUE PROPERTIES, LTD., an Ohio limited liability company, whose address 61 Flamingo Drive, Crossville, Tennessee 38555, as "Landlord", and LYTTON INCORPORATED, a Delaware close corporation, whose address is 1784 Stanley Avenue, Dayton, Ohio 45404, as "Tenant".

                                   WITNESSETH:

         WHEREAS, Landlord is desirous of leasing the premises located at 1784 Stanley Avenue, Dayton, Ohio 45404 to Tenant, and Tenant is desirous of leasing from the Landlord said premises upon the terms and conditions set forth hereinbelow.

         NOW, THEREFORE, in consideration of the rents and mutual covenants hereinafter set forth, Landlord and Tenant agree as follows:

                                    ARTICLE I
                                 LEASED PREMISES

         1.1) Landlord hereby leases to Tenant pursuant to the term hereinafter set forth the land, building square feet, structures, and fixtures as hereinafter defined and other improvements (hereinafter, the "Premises") thereon located at 1784 Stanley Avenue, Dayton, Ohio 45404, more particularly described on Exhibit A attached hereto and made a part hereof.

                                   ARTICLE II
                                      TERM

         2.1) The Original Term of this Lease shall be for a term of five (5) years commencing on August 1, 1997, and terminating on the last day of a full "Lease Year" as hereinafter defined, subject to Tenant's options to extend as hereinafter provided.

         2.2) "Lease Year" shall mean each twelve (12) month period beginning on the first day of the term of the Lease, and each yearly anniversary thereafter, provided the commencement of the term of this Lease is on the first day of the month. If the term of this Lease commences on any day other than the first day of the month, then the "Lease Year" shall begin on the first day of the month following the end of the month during which the term of this Lease commences. Rent or any other matters provided in this Lease for which the "Lease Year" is a factor shall be adjusted on a pro rata basis for any period prior to the first "Lease Year" or any period subsequent to the last "Lease Year" within the term of this Lease.
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         2.3) Provided this Lease is in full force and effect at the conclusion of the Original Term or the first Renewal Term, if exercised, and Tenant is not in default under the terms herein, Tenant shall have the option to renew this Lease for two (2) terms of five (5) years each (hereinafter referred to as "Renewal Term") at the Base Rent specified for the Renewal Term in Article III below, and under the same terms, conditions and provisions as established herein for the Original Term of the Lease. Any option to renew to be effective must be exercised by Tenant by written notice to Landlord at the address specified in
Article XIX at least one hundred eighty (180) days prior to the commencement date of the Renewal Term. The commencement date for the Renewal Term granted pursuant to this section shall be immediately upon the expiration of the preceding term.

         2.4) If Tenant has not exercised an option to renew as herein provided during the final one hundred eighty (180) days of the Lease or any Renewal Term, Landlord shall have the right during the final one hundred eighty (180) days of the Lease to advertise the availability of the Premises with a sign displayed thereon and to show the Premises.

         2.5) At the expiration of the Original Term or the Renewal Term if exercised, Tenant shall promptly quit and surrender the Premises in good order and condition in conformity with the applicable provisions of the Lease. If Tenant shall holdover beyond the expiration of the Original Term or the Renewal Term if exercised, such holdover shall not be construed to effect or constitute other than a month-to-month tenancy regardless of any express or implied acceptance of the holdover by Landlord. Tenant agrees to pay to Landlord during any holdover period rent equal to one and one-half times the rent due during the last year of the Original Term or the Renewal Term if exercised.

                                   ARTICLE III
                                      RENT

         3.1)     a)    Tenant agrees to pay to Landlord in advance as Base Rent
for the Premises as follows:

                  (1) Commencing August 1, 1997 ("Commencement Date"), the sum of Two Hundred Fourteen Thousand Seven Hundred Five and 92/100 Dollars ($214,705.92) for the first Lease Year payable in monthly payments of Seventeen Thousand Eight Hundred Ninety Two and 16/100 Dollars ($17,892.16) ;

                  (2) For each Lease Year commencing with the second Lease Year during the Original Term and any Renewal Term, if exercised, the Base Rent shall, in each case, be the Base Rent the immediately preceding Lease Year of this Lease plus the percentage increase, if any, in the Consumer Price Index ("CPI") from the level of said index for the month and year that the immediately preceding Lease Year commenced to the level of that index for the first month of the following Lease Year for which the Base Rent is being computed, provided, however, that the Base Rent shall not decrease in any event. CPI is the average for "all items" shown on the "United States city average for urban wage earners and clerical workers, all items, groups, subgroups, and special groups of items as promulgated by the Bureau of Labor Statistics of the United States Department of Labor," using 1982-84 as a base of 100. In the event the CPI

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
data is not available, the adjustment shall be computed as soon as possible and applied retroactively

                  b) Monthly installments of the Base Rent provided in Paragraph 3.1(a) hereinabove shall be due and payable on or before the first day of each month of the Original Term and the Renewal Term if exercised. Rent shall be payable to Stanley Avenue Properties, Ltd., at 61 Flamingo Drive, Crossville, Tennessee 38555.

                                   ARTICLE IV
                                 USE OF PREMISES

         4.1) The demised Premises shall be used and occupied by the Tenant for light manufacturing, sales, service, distribution and activities reasonably related thereto, and for no other purpose or purposes, without the written consent of the Landlord.

         4.2) Tenant will not use the Premises in violation of any law or for any illegal purpose and will perform or comply with the terms of this Lease covering the Premises.

                                    ARTICLE V
                               ALTERATIONS/REPAIRS

         5.1) Tenant shall not, at any time during the Original Term or the Renewal Term, if exercised, make any change or alteration, structural or otherwise, to the building and improvements on the Premises without first obtaining Landlord's prior consent in writing which shall not be unreasonably withheld.

         5.2) Except as provided in Article IX (Destruction of Premises) and
Article X (Condemnation) hereof, Tenant shall make all necessary repairs and replacements to the Premises, major and minor, structural and non-structural, including parking areas, drive-ways and sidewalks and general maintenance of the interior and exterior of the Premises and shall keep all improvements in good condition and repair throughout the Original Term or the Renewal Term if exercised. Tenant shall operate and keep the Premises in a clean and sanitary condition in conformance with all applicable laws and codes. In the event Tenant shall fail to do so, then Landlord may, but shall not be required to perform such acts for and on behalf of Tenant and the cost of any such work shall become additional rent to be paid with the next installment of rents due hereunder. Landlord and its agents shall have the right at reasonable times, upon reasonable notice, to inspect the Premises but in such a manner as to avoid interference with the Tenant's business.

                                   ARTICLE VI
                                    INSURANCE

         6.1) Commencing on the Commencement Date and at all times during the Original Term of the Lease, and any extensions thereof, Tenant shall maintain and provide general liability insurance naming Landlord, Tenant, and any mortgagee as named insureds in a single limit amount of at least One Million and 00/100 Dollars ($1,000,000.00) for injury to or death of any one person and Two Million and 00/100 Dollars ($2,000,000.00) for injury to or death of

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

more than one person and for damage to property in an amount not less than Five Hundred Thousand and 00/100 Dollars ($500,000.00). Tenant shall carry Landlord as an additional insured for such insurance coverage. Tenant shall provide Landlord with written proof of such coverage upon execution of the Lease and annually thereafter.

         6.2) Tenant also shall maintain and provide during the Original Term and the Renewal Term if exercised, fire and extended coverage insurance insuring the Premises against all risk of physical loss to their full replacement cost, with a deductible amount of Five Thousand and 00/100 Dollars ($5,000.00). Such fire and extended coverage insurance policies shall be in the names of Landlord and Tenant, as their respective interests may appear, and shall provide that any losses payable thereunder shall be directed to and held jointly by Landlord and Tenant in trust for distribution as directed by this Lease, subject however to the rights of the Landlord's Mortgagee, if any.

         6.3) Any policies of insurance required to be carried by Tenant shall provide that said policies shall not be cancelled except upon thirty (30) days written notice to Tenant and Landlord. In the event Tenant shall fail to obtain the insurance policies specified herein, Landlord may obtain same and the cost thereof shall become additional rent payable by Tenant with the next installment of rent to become due, or at its option after giving notice in accordance with
Article XIX, seek all its remedies pursuant to Article XVII herein.

         6.4) Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord for any damage to or death of any person or damage to or destruction of property in or about the Lease Premises occasioned by theft, fire, act of God, public enemy, riot, strike, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience which may arise through repair or alterations of any part of the Leased Premises or failure to make any such repairs. Tenant shall not hold Landlord liable for injury or damage to any person or property caused by any other tenant or persons on the Leased Premises or resulting from the operation of heating or air conditioning system, or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, or dampness which may leak or flow from any part of the Leased Premises, or from the pipes, appliances or plumbing work of the same, or from any other place. All goods or property or personal effects stored or placed by the Tenant in or about the Leased Premises shall be at the sole risk of the Tenant.

                  Tenant shall hold Landlord harmless from and defend Landlord against any and all claims, actions, liabilities, damages or loss arising out of any injuries to or death of any person or damage to or destruction of property occurring in or about the Leased Premises from any cost whatsoever due directly or indirectly to the tenancy, use or occupancy of the Leased Premises by the Tenant or any person claiming through or under the Tenant. This indemnification obligation of Tenant shall include attorneys fees and all other costs and expenses incurred by Landlord from the first notice that any claim or demand is or may be made.

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                                   ARTICLE VII
                              TAXES AND ASSESSMENTS

         7.1) Commencing on the Commencement Date, Tenant covenants and agrees to pay Landlord for all real estate taxes and assessments, personal property taxes, special assessments and interest thereon, water, sewer and other utility rates and changes, privileges or gross receipts taxes on rental payments hereunder; and governmental levies and charges of any kind and nature whatsoever which become due and payable during the Original Term and the Renewal Term, if exercised, of the Lease. Notwithstanding the foregoing, all taxes and assessments which become due and payable during the first and last years of the Lease, as defined, shall be prorated between Landlord and Tenant based on the Commencement and Termination Dates of the Original Term and the Renewal Term if exercised.

                  a) Landlord shall provide the Tenant the invoice received from the County Treasurer upon receipt and the Tenant shall thereupon pay to the Landlord an amount sufficient to pay the installment of all real estate taxes and assessments at least five (5) business days prior to the due date. Tenant may at its option pay the taxes and assessments to the County Treasurer and provide proof thereof to the Landlord prior to the due date.

                  b) Tenant shall, in addition to the foregoing, pay any new tax of a nature not presently in effect but which may hereafter be levied, assessed or imposed upon Tenant or the Premises, if such tax shall be based on or arise out of the use or occupancy of the Premises including but not limited to any tax levied upon the payment of rent.

                  c) Nothing in this Lease shall be construed as placing upon Tenant any obligation to pay any income tax, transfer tax, inheritance tax, capital gain tax, franchise tax or corporate stock tax imposed upon or payable by Landlord.

         7.2) Tenant will pay all fees for licensing, registration and certificates of title and will pay all taxes, charges or assessments incident to the ownership, use, operation and leasing of any Equipment, including personal property taxes, but exclusive of taxes based upon income or gross receipts of Landlord. Any such fees, taxes, charges or assessments if paid by Landlord, shall be additional rent payable on demand with interest at the highest legal rate from the date of payment.

                                  ARTICLE VIII
                                    UTILITIES

         8.1) Commencing on the Commencement Date, Tenant shall pay or cause to be paid all charges for water, gas, electricity, light and heat or power, telephone or other utility services used, rendered or supplied to or in connection with the operation of the Premises during the Original Term and the Renewal Term if exercised of the Lease. Landlord makes no representation as to the availability or adequacy of any utility services. Landlord shall have no responsibility or liability of any kind for the quality, quantity, impairment, interruption, stoppage or other interference with any utility service to the Premises unless the same was caused by Landlord's negligence.

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

                                   ARTICLE IX
                    DAMAGE TO OR DESTRUCTION OF THE PREMISES

         9.1) If the improvements (existing or made hereafter) on the Premises shall be damaged or destroyed by fire or other cause , the Tenant shall immediately undertake the repairs necessary to restore the Premises to the condition immediately prior to the occurrence of the damage or destruction. There shall be no abatement of rent during the time of repair provided the same was not caused by acts of negligence of the Landlord. Tenant's duty to repair, restore or replace the Premises shall not be conditioned upon or limited by the receipt of insurance proceeds for the amount thereof.

         9.2) Any insurance proceeds received by Landlord or Tenant as a result of damage to or destruction of the Premises shall be retained in a joint trust account by Landlord and Tenant for the repair, restoration or replacement of the Premises pursuant to Section 9.1 but subject to rights of the Mortgagee. Landlord and Tenant shall release said proceeds to Tenant and its contractors on a progress payment basis as repair, restoration or replacement proceeds subject to receipt of such documentation as Landlord may reasonably require to ensure that work is properly progressing, such as invoices, lien waiver releases, etc.

         9.3) In the event that the parties elect by mutual agreement not to have the Premises repaired, the Lease shall thereupon terminate and all insurance proceeds shall become the sole property of Landlord.

                                    ARTICLE X

                                  CONDEMNATION

         10.1) If the whole of the Premises shall be taken or condemned by any competent authority for any public or quasi public use, then in either event, this Lease shall terminate as of the date of such taking and any unearned rental paid in advance shall be repaid by Landlord to Tenant.

         10.2) If only a portion of the Premises shall be taken or condemned by a competent authority for a public or quasi public use or purpose, and if:

                  a) the part so taken includes the building or any part thereof; or

                  b) the part so taken shall consist of twenty-five (25%) percent or more of the leased Premises; or

                  c) the taking shall result in cutting off direct access from the Premises to the public street or highway;

then Landlord or Tenant may elect any time prior to or within 30 days after date possession of the Premises shall be required by the condemning authority, to terminate this Lease upon written notice to the other. If the Lease is not terminated pursuant to this paragraph, then this Lease shall remain in full force and effect with such abatement of rent which shall be in an amount equal to the amount of the Premises taken or condemned, and Tenant shall proceed with due diligence to make the alterations and repairs to the Premises necessitated by such condemnation.

         10.3) All damages awarded for any such taking under the power of eminent domain, whether for the whole or a part of the Premise, shall belong to and be the property of Landlord whether such damages shall be awarded as compensation for diminution in value of the leasehold or for the fee of the Premises, provided, however, that Landlord shall make available to Tenant such portion of the award as is reasonably necessary for the Tenant to restore the premises and Landlord shall not be entitled to any award made to Tenant for loss of or damage to Tenant's trade fixtures and removable personal property or for damages for cessation or interruption of Tenant's business.

                                   ARTICLE XI
                            ASSIGNMENT AND SUBLETTING

         11.1) Landlord's consent required:

                  a) Without first obtaining Landlord's prior written consent (which consent shall not be unreasonable withheld by Landlord), Tenant shall not sublet the whole or any portion of the Leased Premises, nor by operation of law or otherwise shall Tenant pledge, hypothecate or assign all or any of its interest in this Lease, whether for collateral purposes or otherwise. Any such subletting or assignment shall be referred to as a "Transfer," and the person to whom Tenant's interest is transferred shall be referred to as a "Transferee."

                  b) The consent referred to in Section 11.1(a) hereof shall not be required in the case of any transfer by Tenant to a parent, subsidiary, or other corporation or entity affiliated with the Tenant or to any entity into which the Tenant is merged or to any entity which acquires substantially all of the assets or capital stock of the Tenant.

                   c) Any Transfer by Tenant consented to by Landlord in accordance with this Section 11.1 shall be only for the Permitted Use and for no other purpose, and in no event shall any Transfer release or relieve Tenant from any of its obligations under this Lease. If Landlord consents to a Transfer, the permitted Transferee shall assume Tenant's obligations under this Lease and such Transferee, at least thirty (30) days prior to the effective date of the permitted Transfer, shall deliver to Landlord the proposed sublease, assignment and assumption agreement or other instrument evidencing the Transfer and the Transferee's undertaking of Tenant's obligations under this Lease. All of such documents shall be subject to Landlord's approval. Tenant shall pay to Landlord upon demand as additional rent Landlord's attorneys fees and administrative expenses incurred in connection with the review or preparation of any documents in connection with any Transfer.

                   d) Any Transfer without Landlord's consent shall not be binding upon Landlord, and shall confer no rights upon any third person. Each such unpermitted Transfer shall, without notice or grace period of any kind, constitute a default by Tenant under this Lease. The acceptance by Landlord of the payment of Rent following any Transfer prohibited by this Article


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

XI shall not be deemed to be either a consent by Landlord to any such Transfer or a waiver by Landlord of any remedy of Landlord under this Lease. Consent by Landlord to any one Transfer shall not constitute a waiver of the requirement for consent to any other Transfer. No reference in this Lease to assignees, Concessionaires, subtenants or licensees shall be deemed to be a consent by Landlord to the occupancy of the Leased Premises by any such assignee, Concessionaire, subtenant or licensee.

         11.2) Indemnity. Without limiting the other indemnities in favor of Landlord contained in this Lease, Tenant shall indemnify, defend (with counsel acceptable to Landlord) and hold Landlord harmless from and against any loss, damage, costs and expenses, including, without limitation, attorneys' fees, sustained or incurred by Landlord as a result of, or arising out of or in connection with any claims made by any Transferee, any proposed Transferee, or any broker, finder or other person claiming a commission or other compensation in connection with a proposed Transfer.

                                   ARTICLE XII
                          PERSONAL PROPERTY & FIXTURES

         12.1) All Leasehold improvements such as the building, heating, air conditioning equipment, and all equipment considered necessary to the general operation and maintenance of the Premises ("Fixtures"), shall when installed and attached to the Premises, become and remain the property of Landlord. Notwithstanding the foregoing, "Personal Property" of Tenant, including machinery and other equipment which are supplied and used by Tenant in the conduct of its business (trade fixtures), which are not necessary for the general operation and maintenance of the Premises, are not attached to the Premises as Fixtures or Leasehold Improvements shall be the property of Tenant and may be removed by Tenant at any time prior to the termination of this Lease so long as Tenant is not in default under the terms of the Lease. Damages to the Premises caused by such removal shall be repaired by Tenant at its expense.

         12.2) At the termination hereof or on default hereunder all Fixtures and Leasehold Improvements which are attached and not used by Tenant in the conduct of his business shall become the property of the Landlord and shall not be removed from the Premises.

                                  ARTICLE XIII
                                  NO WARRANTIES

         13.1) Landlord makes no warranties, express or implied or representations as to habitability of the structure on the Premises or as to its use for a particular purpose. Tenant agrees that it has had an opportunity to inspect the Premises and accepts them in "As Is" condition.

                                   ARTICLE XIV
                                    MORTGAGE

         14.1) Landlord may mortgage or otherwise encumber the Premises or its leasehold estate.

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

         14.2 a) This Lease and all of Tenant's rights are and shall be subordinate to any mortgage that may be placed upon the Leased Premises by Landlord and to any and all advances to be made thereunder, and to the interest thereon, including renewals, replacements and extensions thereon.

                  b) Such subordination shall be automatic, without the execution of any further subordination agreement by Tenant. If however, a written subordination agreement, consistent with this provision is required by the mortgagee, Tenant agrees to execute, acknowledge and deliver the same, all in accordance with this section.

                  c) The Tenant will join in the signing of any non-disturbance agreement and agree that Tenant will be bound to the mortgagee under the terms of this lease remaining and will attorn to the mortgagee as its landlord.

                                   ARTICLE XV
                       RIGHT OF FIRST REFUSAL TO PURCHASE

         15) If, during the term of this Lease, Landlord receives and desires to accept any bona fide offer (an "Offer") for the sale of the Leased Premises, Landlord shall notify Tenant in writing of each Offer. This notice (the "Notice of Offer") shall contain a copy of the Offer and all other terms and conditions applicable to the Offer. Tenant shall have the right to purchase ("Right of First Refusal") the Leased Premises at the purchase price set forth in the Offer. Tenant shall exercise its Right of First Refusal, if at all, by giving written notice of exercise of Landlord no later than the date ten (10) days after Tenant's receipt of the Notice of Offer. Tenant's Right of First Refusal shall terminate with respect to the Leased Premises if Tenant does not exercise it right of first refusal. This Lease shall not terminate upon the sale of the Leased Premises to a third party.

                                   ARTICLE XVI
                               BROKER'S COMMISSION

         16) Landlord and Tenant agree that no brokerage commission or similar compensation is due in connection with this transaction. Each party agrees to indemnify the other against all claims for brokerage commissions or other compensation for services rendered at its instance in connection with this transaction.

                                  ARTICLE XVII
                                     DEFAULT

         17.1) If at any time during the Original Term or any Renewal Term of this Lease:

                  a) Tenant shall default in the payment of Base Rent, taxes and other assessments, insurance payments or utility charges or any other sum herein required to be paid by Tenant and such default continues for ten (10) days; or,

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

                  b) Tenant shall default in the observance or performance of any material non-monetary covenant or provision of this Lease and such default continues for twenty (20) days after written notice of such default from Landlord, excepting, however, any such default which cannot be cured by the payment of money and which cannot with due diligence be cured within said twenty
(20) days and which Tenant shall in good faith and with due diligence and continuity be proceeding to cure; or,

                  c) The material interest of Tenant or any material property of Tenant in the Premises or part thereof shall be levied or attached in any proceeding and such process shall not be vacated or discharged within thirty
(30) days after such levy or attachment; or,

                  d) Tenant shall make an assignment for the benefit of creditors; or,

                  e) A voluntary or involuntary petition is filed by or against Tenant under any law for the purpose of adjudication of Tenant as bankrupt, or for the extension of the time of payment, composition, arrangement, adjustment, modification, settlement or satisfaction of the liabilities of Tenant, or for the reorganization of Tenant under the Bankruptcy Act of the United States or any future law of the United States having the same general purpose; or a receiver is appointed for Tenant by reason of insolvency of Tenant; and such adjudication, order, judgement, decree, custody or supervision has not been vacated or set aside or otherwise terminated or permanently stayed within thirty
(30) days after the date of entry or beginning thereof; or,

                  f) Any interest of Tenant in the Lease is transferred without the prior written consent of Landlord;

then Landlord may without any additional notice: (i) institute an action or actions to enforce this Lease; or (ii) reenter the Premises by summary proceedings or otherwise and re-let the Premises, but Tenant shall remain liable for the difference between the amount of all rent received due to re-letting the Premises and the rent due pursuant to the terms of this Lease and such amount shall be due and payable to Landlord as rent payments as herein provided; or
(iii) then Landlord may give a written notice ("Termination Notice") to Tenant that Landlord elects to terminate this Lease, upon the date specified in such notice, which date shall be at least three (3) days from the giving of such Termination Notice, the remaining portion of the Original Term or Renewal Term if exercised shall expire and terminate and all rights of Tenant under this Lease shall cease and Tenant shall surrender the Premises to Landlord.

                  Tenant will pay as additional rent all costs and expenses incurred by or on behalf of Landlord including, without limitation, reasonable attorneys' fees and expenses occasioned by any default or event of default by Tenant under this Lease. If Tenant fails to cure any default in the time allotted in this paragraph 17 and thereafter Landlord fails to give written notice of termination to Tenant, then without jeopardizing any of Landlord's rights or remedies herein, the remaining portion of the Original Term or Renewal Term if exercised of this Lease shall automatically terminate and any continuing occupancy of the Premises shall be on a month-to-month basis.

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

         17.2) If an event of default shall have occurred and be continuing, whether or not the Original Term or exercised Renewal Term of this Lease shall have been terminated pursuant to Section 17.1 or Section 17.2 hereof, Landlord may re-enter upon and repossess the Premises, or any part thereof, peaceably or otherwise, by summary proceedings, ejectment or other means, and may remove Tenant and all other persons and any and all property therefrom. Landlord shall not have or be under any liability, except for its own negligence, for or by reason of any such re-entry, repossession or removal.

         17.3) In the event that the Original Term or any exercised Renewal Term of this Lease shall terminate as provided in Section 17.1 or Section 17.2 before the expiration date originally fixed, or in the event Tenant is dispossessed or removed therefrom by summary proceedings or otherwise, pursuant to Section 17.3 whether or not this Lease has been terminated pursuant to Section 17.1 or
Section 17.2, Landlord shall use all reasonable efforts to rent the Premises or any part thereof in its own name, or for the account of Tenant, for the residue of the Original Term or the Renewal Term if exercised of this Lease or for a longer period of which said residue is a part, or for a shorter period or periods on such commercially reasonable rentals and terms as Landlord can obtain (which may include concessions or rent-free periods), and may receive rents therefore applying any monies collected for the residue of such Original Term or the Renewal Term if exercised, first, to the payment of such reasonable expenses to which Landlord may have been put to obtain possession of, and to rents to the performance of Tenant's obligations under this Lease. Any surplus shall belong to Landlord but Tenant shall remain liable for any deficiency.

         17.4) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or not hereafter existing at law or in equity or by statute.

         17.5) Any installments of rent or other payment required which are not paid when due shall at Landlord's option bear interest at the rate of prime, as determined by The Provident Bank, plus two (2%) percent, but in no event exceeding the highest rate allowed by law.

         17.6) Landlord, after written notice to Tenant and expiration of any applicable cure period, may perform for the account of Tenant any covenant in the performance of which Tenant is in default. Tenant shall pay to Landlord, as additional rent, upon demand, that amount paid by Landlord in the performance of such covenant and that amount which Landlord shall have paid by reason of failure of Tenant to comply with any covenant or provision of this Lease, including attorneys' fees, in connection with prosecution or defense of any proceedings instituted by reason of default of Tenant, together with interest at the rate of prime, as determined by The Provident Bank, plus two (2%) percent, not to exceed the highest rate allowed by law, from the date of notice of payment by Landlord until paid by Tenant.

         17.7) No waiver by Landlord of any breach by Tenant of any of its obligations, agreements or covenants hereunder shall be a waiver of any subsequent breach of any obligation, agreement or covenant, nor shall any forbearance by Landlord of its rights and remedies with respect to such or any subsequent breach constitute such a waiver. No waiver, change,

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

modification or discharge by either party hereto of any provision in this Lease shall be deemed to have been made or shall be effective unless expressed in writing and signed by both parties.

                                  ARTICLE XVIII
                              LIABILITY OF LANDLORD

         18.1) If Landlord fails to perform any of its obligations under this Lease, and, as a consequence of this default, Tenant recovers a money judgment against Landlord, that judgment may be satisfied only out of the proceeds of sale received upon execution of the judgment against the right, title and interest of Landlord in the Leased Premises, and neither Landlord nor any of the officers, directors, shareholders or employees of Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy its execution against any property of Landlord other than its interest in the Leased Premises. In the event of the sale or other transfer of Landlord's interest in the Leased Premises, Landlord shall be released from all liability and obligations under this Lease except those for which a claim has been initiated or judgment obtained.

                                   ARTICLE XIX
                                     NOTICE

         19.1) Any notices or consents required to be given by or on behalf of either party to the other shall be in writing, shall be effective upon receipt and shall be given by mailing such notices or consents by certified mail, return receipt requested, addressed to Tenant, and to Landlord at the above respective addresses or at such other address or addresses as may be specified from time to time in writing delivered to the other party in accordance with this Article. If notice is returned showing failure of delivery, paid notice may thereupon be mailed by regular mail, postage prepaid and shall be deemed effective upon mailing.

                                   ARTICLE XX
                                 MECHANICS LIENS

         20.1) Tenant shall not permit nor suffer any mechanic's, materialmen's or other similar lien, claim of lien or notice of an intention to file the same to be filed or claimed against the Premises or the Landlord's or Tenant's interest therein by reason of any work, labor, materials, services or supplies furnished or purportedly furnished to or for Tenant. Notwithstanding the foregoing, if any mechanic's or materialmen's lien should be filed and/or claimed against or encumber the Premises, then Tenant shall within thirty (30) days of the filing or claiming thereof fully discharge and release the same from the Premises by posting bond or otherwise. If Tenant shall fail to do so, Landlord may do so and all cost or expense, including reasonable attorney's fees, incurred by Landlord in connection therewith shall become additional rent to be paid by Tenant together with the next rent to become due.

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

                                  ARTICLE XXIII
                                  ENVIRONMENTAL

         23.1)    DEFINITIONS
                  -----------

                  a) ENVIRONMENTAL LAWS. For purposes of this Lease, the term "Environmental Laws" shall include all present and future federal, state, regional, county and local administrative, regulatory and judicial laws, rules, statutes, codes, ordinances, regulations, binding interpretations, binding policies, licenses, permits, approvals, plans, authorizations, directives, rulings, injunctions, decrees, orders, judgments, common law and any similar items, which now, or hereafter are, or will be in effect, and as the same have, or hereafter may be, amended, modified, or supplemented from time to time, relating to the protection of human health, safety or environment (including ambient air, surface water, ground water, land surface, or subsurface strata); including without limitation; (a) the Comprehensive Environmental Responses, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss.9601 et seq.); (b) the Superfund Amendments and Authorization Act of 1986 (42 U.S.C. ss.ss.9601 et seq.); (c) the Hazardous Materials Transportation Control Act of 1970 (49 U.S.C. ss.ss.1802 et seq.); (d) the Resource Conservation Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984 ("RCRA") (42 U.S.C. ss.ss.6901 et seq.); (e) the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977 (33 U.S.C. ss.ss.1251 et seq.) (the " Clean Water Act"); (f) the Safe Drinking Water Act (42 U.S.C. ss.ss.300th et seq.); (g) the Clean Air Act, as amended by the Clear Air Act Amendments of 1990 (42 U.S.C. ss.ss.1857(h) et seq.); (h) the Solid Waste Disposal Act, as amended by RCRA (42 U.S.C. ss.ss.6901 et seq.); (i) the Toxic Substances Control Act (15 U.S.C. ss.ss.2601 et seq.); (j) the Public Health Service Act (42 U.S.C. ss.ss.300 et seq.); (k) the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. ss.ss.1101 et seq.); (l) the Federal Insecticide, Fungicide and Rodenticide Act (FIFRA) (7 U.S.C. ss.ss.7401 et seq.); (m) the National Environmental Policy Act of 1975 (42 U.S.C. ss.ss.4321 et seq.); (n) the Rivers and Harbors Act of 1899 (33 U.S.C. ss.ss.401 et seq.); (o) the Oil Pollution Act of 1990 (33 U.S.C. ss.ss.1321 et seq.); (p) the Endangered Species Act of 1973, as amended (16 U.S.C. ss.ss.1531 et seq.); (q) the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. ss.ss.651 et seq.); (r) counterparts of any of the foregoing federal statutes enacted within or outside the United States or by any other nation, any U.S., state, region, county or local government (including any subdivisions thereof) with jurisdiction over the Premises and/or Landlord or in force therein including without limitation, any such statutes relating to Hazardous Activity and Hazardous Materials; and (s) any and all laws, rules, codes, ordinances, regulations, binding interpretations, binding policies, licenses, permits, approvals, plans, authorizations, directives, rulings, injunctions, decrees, orders and judgments relating to hazardous waste, hazardous substances, toxic substances, pollution, water safety, polychiorinated biphenyis, petroleum (its derivatives, byproducts, or constituents), and the protection of human health, safety or the environment.

                  b) HAZARDOUS MATERIALS. For purposes of this Lease, the term "Hazardous Materials" shall mean any solid, liquid or gaseous material, alone or in combination, mixture or solution, which is now or hereafter defined, listed or identified as "hazardous" (including "substances" or "wastes"), "toxic", a "pollutant" or a "contaminant" pursuant to any Environmental Law including, without limitation, asbestos, urea formaldehyde, polychiorinated biphenyis (PCB's), radon, fuel oil, petroleum (its derivatives, byproducts, or constituents) and any other dangerous, explosives, corrosive, flammable, infections, radioactive, carcinogenic or mutagenic material which is prohibited, limited, controlled or regulated under any Environmental Law, or which poses or could post a threat or nuisance to the safety or health of any person on the Premises or any property geologically or hydrologically adjacent to or surrounding the Premises or the environment, or the presence of which could constitute a trespass by the Landlord.

                  c) HAZARDOUS ACTIVITY. For purposes of this Lease, the term "Hazardous Activity" shall mean the generation, manufacturing, production, processing, refinement, treatment, pumping, injection, pouring, handling storage, use (including any withdrawal or other use of groundwater), management, transfer, distribution, transportation, deposit, disposal (including, without limitation, arrangement for placement in any landfill, temporary holding area, impoundment, sump or dump), dumping, disbursal, release, discharge, spill, emission, leak, leaching, migration of Hazardous Materials in, on, under, about or from the Premises or any part thereof into the indoor or outdoor environment including, without limitation, the ambient air, surface water, groundwater or surface or subsurface strata and any other act or thing, business or operation, that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property, on or off the Premises, or which may impact the value of the Premises.

         23.2) COVENANTS.

         The Tenant hereby agrees, unconditionally, absolutely and irrevocably, to indemnity, defend and hold harmless Landlord, its successors, assigns, and the officers, directors, employees and agents of Landlord against and in respect to any loss, liability, cost, injury, expense or damage of any kind whatsoever (including, without limitation, court costs and attorneys' fees) which results from activities or operations after the execution of the Lease which Landlord may suffer or incur in connection with any inquiry, charge, claim, cause of action, judgment, administrative order, judicial order, demand or lien made or arising, directly or indirectly, in conjunction with or in respect to the presence in, on, or under, the Premises of any Hazardous Materials arising from the escape, seepage, spillage, leakage, discharge, emission or release on, or into the Premises, or from the Premises into or upon any land, the atmosphere, or any watercourse, body of water or woodland, including, without limitation, any adjoining property which may cause any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws, whether now known or unknown, resultant from the following: Tenant's failure to comply with all applicable Environmental Laws; or Hazardous Activity on the Premises by Tenant's or any agent or party acting at the direction or with the consent of the Tenant.

                                  ARTICLE XXIV
                                  MISCELLANEOUS

         24.1) This Lease contains the entire understanding of the parties hereto and may be modified or altered only by agreement in writing. This Lease has been negotiated by Landlord and Tenant and the Lease together with all the terms and provisions hereof shall not be deemed to have been prepared by either Landlord or Tenant individually, but by both equally.

         24.2) This Lease is a net, net, net lease and the Base Rent, and all other sums payable hereunder by Tenant shall be paid without notice, demand, offset or deduction, except as provided herein.

         24.3) Tenant hereby acknowledges that this Lease is subject to all matters of public record or restrictions, easements, licenses, zoning regulations, and all ordinances, regulations and statutes of any local, state or federal entity which may affect the Premises and Tenant accepts the Premises in such condition.

         24.4) The Tenant will at its own cost and expense, during the Original Term of the Lease and the Renewal Term if exercised comply with the requirements of every applicable statute, law, ordinance, rule or regulations of any governmental body or agency and with any direction given by any public officer pursuant to the law with respect to the manner in which the Tenant uses the Premises including compliance with the Americans with Disabilities Act. The Tenant agrees to cause to be done, at its own expense, any work and to make any changes in or installations upon the Premises which may be required or ordered by any law or lawful authority at any time during the Original Term of the Lease or any Renewal Term if exercised; and if the Tenant, after notice that such work has been thus ordered or required, shall fail to cause the same to be done with reasonable promptness, the Landlord may cause the same to be done with reasonable promptness, the Landlord with interest thereon at the rate of prime as set by The Provident Bank, plus two (2%) percent, not to exceed that highest rate allowed by law, to the rent herein reserved, which additional rent shall be due and payable upon demand.

         24.5) The laws of the State wherein the Premises are located shall govern the validity, performance and enforcement of this Lease. The invalidity or enforceability of any provision of this Lease will not affect or impair any other provisions.

         24.6) Wherever used, "Landlord" and "Tenant" shall be deemed to include the heirs, personal representatives, successors, sublessees, assigns and purchasers of a majority of the assets of said parties unless the context excludes such construction.

         24.7) Tenant shall assume any obligations under service contracts affecting the Premises. Tenant's obligations under such contracts shall commence on the date Tenant is given possession of the Premises. Landlord shall not be liable for obligations entered into by Tenant.

                                   ARTICLE XXV
                        MEMORANDUM OF LEASE FOR RECORDING

         25.1) Either party may, at its option, record a Memorandum of Lease.

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

                                  ARTICLE XXVI
                               OPTION TO PURCHASE

         26.1) If the Tenant is not in default, Landlord hereby grants Tenant the right and option to purchase the Premises at any time during the Original Term or Renewal Term. The Purchase Price shall be by mutual agreement of the parties, or, if the parties are unable to reach an agreement within thirty (30) days, the following appraisal process will be undertaken. If the parties are unable to agree upon the purchase price, it shall be determined by appraisers selected in the following manner: Landlord and Tenant shall each appoint an appraiser and the purchase price shall be as determined by the two appraisers so appointed. If the higher of the two appraisals is no more than 10% greater than the lower appraisal, the purchase price of the Premises shall be the average of the two appraisals. If the higher appraisal is more than 10% greater than the lower appraisal, the two appraisers will select a third appraiser [from a list of appraisers approved by both parties, which approval shall not be unreasonably withheld]. The purchase price shall be the average of the three prices determined by the appraisers. All appraisal costs and expenses shall be shared by the parties equally. All appraisers shall be qualified appraisers of commercial properties in the Dayton, Ohio area. The appraisers shall give prompt written notice of the determination of purchase price pursuant to this Section.

                  Tenant shall exercise this option, if at all, by giving Landlord written notice of its intent to exercise the option. Within sixty (60) days of receipt of written notice, Landlord shall convey good and marketable fee simple title, by general warranty deed, free and clear of any and all restrictions, conditions, easements, and encumbrances, except the following: (i) real estate taxes and assessments then due and payable; (ii) easements, covenants, conditions and restrictions of record; (iii) zoning, building and other laws, ordinances and regulations; (iv) all legal highways; and (v) all encumbrances on or affecting the Premises created or suffered to be created by Tenant.

         26.2) Tenant shall pay rent and all expenses required under this Lease (including real estate taxes) to Landlord through the closing date.

                                  ARTICLE XXVII
                                 QUIET ENJOYMENT

         27.1) Landlord hereby warrants that it and no other person or corporation has the right to lease the Leased Premises, and so long as Tenant shall perform each and every covenant to be performed by Tenant hereunder and shall not be in default of any such term, covenant or obligation, Tenant shall have peaceful and quiet possession of the Leased Premises without hindrance on the part of the Landlord or anyone claiming by, through or under the Landlord.

         IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease as of the day and year first above written.

                                        LANDLORD:

                                        STANLEY AVENUE PROPERTIES, LTD.,
                                        an Ohio limited liability company


                                        By  /s/ Lytton Crossley
                                            ------------------------------------
                                        Name:  Lytton Crossley
                                               ---------------------------------
                                        Title: Managing Member
                                               ---------------------------------


                                        TENANT:

                                        LYTTON INCORPORATED,
                                        a Delaware close corporation


                                        By /s/ Barry Pardon
                                           -------------------------------------
                                        Name: Barry Pardon
                                                            --------------------
                                        Title: Chairman
                                                            --------------------

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